Exhibit 10.3

EXECUTION VERSION

COLLATERAL AGREEMENT

Dated and effective as of August 6, 2013

among

GREAT WOLF INTERMEDIATE HOLDINGS, LLC,

as Holdings,

GREAT WOLF RESORTS, INC.,

as Borrower,

each Subsidiary of GREAT WOLF RESORTS, INC. identified herein,

and

DEUTSCHE BANK AG NEW YORK BRANCH ,

as Collateral Agent

TABLE OF CONTENTS

		Page
ARTICLE I.

DEFINITIONS
SECTION 1.01.	Credit Agreement	1
SECTION 1.02.	Other Defined Terms	1

ARTICLE II.

PLEDGE OF SECURITIES
SECTION 2.01.	Pledge	6
SECTION 2.02.	Delivery of the Pledged Collateral	6
SECTION 2.03.	Representations, Warranties and Covenants	7
SECTION 2.04.	Certification of Limited Liability Company and Limited Partnership Interests	8
SECTION 2.05.	Registration in Nominee Name; Denominations	8
SECTION 2.06.	Voting Rights; Dividends and Interest, etc.	8

ARTICLE III.

SECURITY INTERESTS IN PERSONAL PROPERTY
SECTION 3.01.	Security Interest	10
SECTION 3.02.	Representations and Warranties	12
SECTION 3.03.	Covenants	14
SECTION 3.04.	Other Actions	16
SECTION 3.05.	Covenants Regarding Patent, Trademark and Copyright Collateral	16

ARTICLE IV.

REMEDIES
SECTION 4.01.	Remedies upon Default	17
SECTION 4.02.	Application of Proceeds	18
SECTION 4.03.	Grant of License to Use Intellectual Property	19
SECTION 4.04.	Securities Act, etc.	19
SECTION 4.05.	Registration, etc.	20

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		Page
ARTICLE V.

MISCELLANEOUS
SECTION 5.01.	Notices	20
SECTION 5.02.	Security Interest Absolute	20
SECTION 5.03.	Limitation by Law	21
SECTION 5.04.	Binding Effect; Several Agreement	21
SECTION 5.05.	Successors and Assigns	21
SECTION 5.06.	Agent’s Fees and Expenses; Indemnification	21
SECTION 5.07.	Agent Appointed Attorney-in-Fact	22
SECTION 5.08.	GOVERNING LAW	22
SECTION 5.09.	Waivers; Amendment	23
SECTION 5.10.	WAIVER OF JURY TRIAL	23
SECTION 5.11.	Severability	23
SECTION 5.12.	Counterparts	23
SECTION 5.13.	Headings	24
SECTION 5.14.	Jurisdiction; Consent to Service of Process	24
SECTION 5.15.	Termination or Release	25
SECTION 5.16.	Additional Subsidiaries	25
SECTION 5.17.	Right of Set-off	25
SECTION 5.18.	Subject to Intercreditor Agreement	26
SECTION 5.19.	Other First Lien Obligations	26
SECTION 5.20.	Authority of Agent	26

Schedules

Schedule I	Subsidiary Parties
Schedule II	Commercial Tort Claims
Schedule III	Pledged Stock; Debt Securities
Schedule IV	Intellectual Property
Schedule V	Instruments

Exhibits

Exhibit I	Form of Supplement to the Collateral Agreement
Exhibit II	Form of Perfection Certificate
Exhibit III	Form of First Lien Intercreditor Agreement

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COLLATERAL AGREEMENT dated as of August 6, 2013 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among GREAT WOLF INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), GREAT WOLF RESORTS, INC., a Delaware corporation (the “Borrower”), each Subsidiary of the Borrower listed on Schedule I hereto and each Subsidiary of the Borrower that becomes a party hereto (each, a “Subsidiary Party”) and DEUTSCHE BANK AG NEW YORK BRANCH , as Collateral Agent (in such capacity, the “Agent”) for the Secured Parties (as defined below).

WITNESSETH:

Reference is made to the Credit Agreement dated as of the date hereof (as amended, renewed, extended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the Lenders party thereto from time to time, the Agent and the other parties named therein.

The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings is the sole equity holder of the Borrower and the Subsidiary Parties are subsidiaries of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.

Accordingly, the parties hereto agree as follows:

ARTICLE I.

Definitions

SECTION 1.01. Credit Agreement.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” shall mean any person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account.

“Article 9 Collateral” shall have the meaning assigned to such term in Section 3.01.

“Authorized Representative” shall mean (i) the Administrative Agent with respect to the Credit Agreement and (ii) any duly authorized representative of the secured parties under any Other First Lien Agreement designated as “Authorized Representative” for such secured parties for purposes of the Intercreditor Agreement.

“Cash Management Agreement” shall mean any agreement relating to cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer, ACH services and other cash management arrangements).

“Collateral” shall mean Article 9 Collateral and Pledged Collateral.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1et seq.), as amended from time to time, and any successor statute.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement (including any such rights that such Pledgor has the right to license).

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Pledgor (or, as required in the context of the definition of “Copyright License,” any third party licensor): (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise; and (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule IV.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 3 of the Guarantee Agreement, any other keepwell, support, or other agreement for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Specified Loan Parties) at the time the Guarantee of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Federal Securities Laws” shall have the meaning assigned to such term in Section 4.04.

“First Lien Intercreditor Agreement” shall mean a first lien intercreditor agreement entered into by and among the Agent, the Administrative Agent with respect to the Credit Agreement and any other Authorized Representative, substantially in the form of Exhibit III hereto, with such changes that are reasonably satisfactory to the Administrative Agent, as the same may be amended, renewed, extended, restated, supplemented or otherwise modified from time to time.

“General Intangibles” shall mean all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Pledgor to secure payment by an Account Debtor of any of the Accounts.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body in the United States or any other country.

“Intellectual Property” shall mean all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Pledgor, including inventions, designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9 of the New York UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances, including, without limitation, those first mortgage notes described on Schedule V annexed hereto.

“Loan Document Obligations” shall mean (a) the due and punctual payment by the Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Agent’s and the Secured Parties’ security interest in any item or portion of the Article 9 Collateral is governed by the Uniform Commercial Code or similar law as in effect in a jurisdiction other than the State of New York, the term “New York UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Other First Lien Agreement” shall mean any indenture, credit agreement (excluding the Credit Agreement) or other agreement, document or instrument, pursuant to which any Pledgor has or will incur Indebtedness permitted by the Credit Agreement that is expressly permitted by the Credit Agreement to be secured on a pari passu basis with the Secured Obligations; provided that, in each case, the Indebtedness thereunder has been designated as Other First Lien Obligations pursuant to and in accordance with Section 5.19.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including any such rights that such Pledgor has the right to license).

“Patents” shall mean all of the following now owned or hereafter acquired by any Pledgor (or, as required in the context of the definition of “Patent License,” any third party licensor): (a) all letters patent of the United States or the equivalent thereof in any other country, and all applications for letters patent of the United States or the equivalent thereof in any other country, including those listed on Schedule IV, and (b) all reissues, continuations, divisions, continuations-in-part or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” shall mean a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by an officer of Holdings and the Borrower.

“Permitted Liens” shall mean Liens that are permitted by Section 6.02 of the Credit Agreement.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.01.

“Pledged Debt Securities” shall have the meaning assigned to such term in Section 2.01.

“Pledged Securities” shall mean any promissory notes, shares, stock certificates, share certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” shall have the meaning assigned to such term in Section 2.01.

“Pledgor” shall mean Holdings, the Borrower and (subject to Section 5.20) each Subsidiary Party.

“Qualified Eligible Contract Participant Guarantor” shall mean in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Requirement of Law” shall mean, as to any Person, the Certificate of Incorporation and By Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Secured Obligations” shall mean (a) the Loan Document Obligations, (b) the due and punctual payment and performance of all obligations of each Loan Party or a Subsidiary of a Loan Party under each Swap Agreement that (i) is in effect on the Closing Date with a counterparty that is a Lender, an Agent, a Joint Lead Arranger or an Affiliate of a Lender, an Agent or a Joint Lead Arranger as of the Closing Date or (ii) is entered into after the Closing Date with any counterparty that is a Lender or an Agent, or an Affiliate of a Lender or an Agent at the time such Swap Agreement is entered into, and (c) the due and punctual payment and performance of all obligations of each Loan Party or a Subsidiary of a Loan Party under each Cash Management Agreement that (i) is in effect on the Closing Date with a counterparty that is a Lender, an Agent or a Joint Lead Arranger, or an Affiliate of a Lender, an Agent or a Joint Lead Arranger as of the Closing Date or (ii) is entered into after the Closing Date with any counterparty that is a Lender or an Agent, or an Affiliate of a Lender or an Agent at the time such Cash Management Agreement is entered into, but excluding, with respect to each Guarantor that is not a Qualified Eligible Contract Participant Guarantor, the Excluded Swap Obligations of such Guarantor.

“Secured Parties” shall mean (a) the Lenders, (b) the Agent, (c) the Administrative Agent, (d) each L/C Issuer, (e) each counterparty to any Swap Agreement or Cash Management Agreement with a Loan Party or any of their respective Subsidiaries the obligations under which constitute Secured Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the successors and permitted assigns of each of the foregoing.

“Security Interest” shall have the meaning assigned to such term in Section 3.01.

“Subsidiary Party” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party (including any such rights that such Pledgor has the right to license).

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Pledgor (or, as required in the context of the definition of “Trademark License,” any third party licensor): (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and
1(d) of Lanham Act has been filed, to the extent that, and solely for the period which, any assignment of an “intent to use” application prior to such filing would violate the Lanham Act), and all renewals thereof, including those listed on Schedule IV and (b) all goodwill associated therewith or symbolized thereby.

ARTICLE II.

Pledge of Securities

SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Pledgor hereby assigns and pledges to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under (a) the Equity Interests directly owned by it (which such Equity Interests constituting Pledged Stock shall be listed on Schedule III) and any other Equity Interests obtained in the future by such Pledgor and any certificates representing all such Equity Interests (collectively, the “Pledged Stock”); provided that the Pledged Stock shall not include (i) any Equity Interests owned on or acquired after the Closing Date (other than, in the case of shareholder agreements or other contractual obligations, (x) Equity Interests in the Borrower or (y) in the case of any person which is a Wholly-Owned Subsidiary, Equity Interests in such person) in accordance with this Agreement if, and to the extent that, and for so long as doing so would violate applicable law or regulation or a shareholder agreement or other contractual obligation (in each case, after giving effect to Section 9-406(d), 9-407(a), 9-408 or 9-409 of the New York UCC and other applicable law or similar provisions in similar codes, statutes or laws in other jurisdictions (the “Anti-Non-Assignment Clauses”)) binding on such Equity Interests or (ii) any Equity Interests as to which the Agent and the Borrower shall reasonably determine in writing that such Equity Interests shall be excluded from Collateral hereunder, (b)(i) the debt securities currently issued to any Pledgor (which such debt securities constituting Pledged Debt Securities shall be listed on Schedule III), (ii) any debt securities in the future issued to such Pledgor and (iii) the promissory notes and any other instruments, if any, evidencing such debt securities (collectively, the “Pledged Debt Securities”); (c) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (d) subject to Section 2.06, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).

SECTION 2.02. Delivery of the Pledged Collateral.

(a) Each Pledgor agrees promptly (and in any event within 60 days after the acquisition (or such longer time as the Agent shall permit in its reasonable discretion)) to deliver or cause to be delivered to the Agent, for the benefit of the Secured Parties, any and all Pledged Securities to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.02.

(b) Each Pledgor will cause any Indebtedness (i) having, in each case, an aggregate principal amount in excess of $5,000,000 or (ii) payable by Holdings, the Borrower or any of its Subsidiaries (other than (x) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of Holdings, the Borrower and the Subsidiaries or (y) to the extent that a pledge of such promissory note or instrument would violate applicable law) owed to such Pledgor by any person to be evidenced by a duly executed promissory note that is pledged and delivered to the Agent, for the benefit of the Secured Parties, pursuant to the terms hereof. To the extent any such promissory note is a demand note, each Pledgor party thereto agrees, if requested by the Agent, to immediately demand payment thereunder upon an Event of Default specified under Section 7.01(b), (c), (f), (h) or (i) of the Credit Agreement unless such demand would not be commercially reasonable or would otherwise expose Pledgor to liability to maker.

(c) Upon delivery to the Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 2.02 shall be accompanied by stock powers or note powers, as applicable and/or required, duly executed in blank or other instruments of transfer reasonably satisfactory to the Agent and by such other instruments and documents as the Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule III (or a supplement to Schedule III, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 2.03. Representations, Warranties and Covenants. The Pledgors, jointly and severally, represent, warrant and covenant to and with the Agent, for the benefit of the Secured Parties, that:

(a) Schedule III correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory notes or instruments evidencing Indebtedness required to be (i) pledged in order to satisfy the Collateral Requirement or (ii) delivered pursuant to Section 2.02(b);

(b) the Pledged Stock (with respect to Pledged Stock issued by an issuer other than a Subsidiary of the Borrower organized under the laws of any jurisdiction of the United States, to the best of each Pledgor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and are fully paid and nonassessable;

(c) except for the security interests granted hereunder, each Pledgor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule III as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Credit Agreement and other than Permitted Liens and (iv) subject to the rights of such Pledgor under the Loan Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

(d) other than as set forth in the Credit Agreement or the schedules thereto and except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law, memorandum of association or articles of association provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Agent of rights and remedies hereunder;

(e) each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) other than as set forth in the Credit Agreement or the schedules thereto, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Pledgors of this Agreement, when any Pledged Securities are delivered to the Agent, for the benefit of the Secured Parties, in accordance with this Agreement and a Uniform Commercial Code financing statement in respect of the Pledged Securities is filed in the appropriate filing office, the Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities, subject only to Permitted Liens, as security for the payment and performance of the Secured Obligations; and

(h) the pledge effected hereby is effective to vest in the Agent, for the benefit of the Secured Parties, the rights of the Agent in the Pledged Collateral as set forth herein.

SECTION 2.04. Certification of Limited Liability Company and Limited Partnership Interests.

(a) Each interest in any limited liability company or limited partnership Controlled by any Pledgor, pledged hereunder and represented by a certificate, shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC, and each such interest shall at all times hereafter be represented by a certificate.

(b) Each interest in any limited liability company or limited partnership Controlled by a Pledgor, pledged hereunder and not represented by a certificate shall not be a “security” within the meaning of Article 8 of the New York UCC and shall not be governed by Article 8 of the New York UCC (or other applicable Uniform Commercial Code in effect in another jurisdiction), and the Pledgors shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC or its equivalent in other jurisdictions or issue any certificate representing such interest, unless the applicable Pledgor provides prior notification to the Agent of such election and promptly delivers any such certificate to the Agent pursuant to the terms hereof.

SECTION 2.05. Registration in Nominee Name; Denominations. The Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). Upon the occurrence and during the continuance of an Event of Default, each Pledgor will promptly give to the Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. If an Event of Default shall have occurred and be continuing, the Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Each Pledgor shall use its commercially reasonable efforts to cause each issuer of Pledged Securities that is not a party to this Agreement to comply with a request by the Agent, pursuant to this Section 2.05, to exchange certificates representing Pledged Securities of such Subsidiary for certificates of smaller or larger denominations.

SECTION 2.06. Voting Rights; Dividends and Interest, etc.

(a) Unless and until an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the relevant Pledgors of the Agent’s intention to exercise its rights hereunder:

(i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights and remedies of any of the Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents, and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall be promptly (and in any event within 45 days of their receipt (or such longer time as the Agent shall permit in its reasonable discretion)) delivered to the Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Agent).

(b) Upon the occurrence and during the continuance of an Event of Default and after notice by the Agent to the relevant Pledgors of the Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided, that the Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to receive and retain such amounts. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 2.06 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Agent, for the benefit of the Secured Parties, and shall be forthwith delivered to the Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Agent). Any and all money and other property paid over to or received by the Agent pursuant to the provisions of this paragraph (b) shall be retained by the Agent in an account to be established by the Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Agent a certificate to that effect, the Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default and after notice by the Agent to the relevant Pledgors of the Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Agent, for the benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Agent a certificate to that effect, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Agent under paragraph (a)(ii) of this Section 2.06, shall in each case be reinstated.

(d) Any notice given by the Agent to the Pledgors suspending their rights under paragraph (a) of this Section 2.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Pledgors at the same or different times and (iii) may suspend the rights of the Pledgors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III.

Security Interests in Personal Property

SECTION 3.01. Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Pledgor hereby assigns and pledges to the Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Instruments;

(viii) all Intellectual Property;

(ix) all Goods, Fixtures and Inventory;

(x) all Investment Property (other than the Pledged Collateral) which is governed by Article II);

(xi) all Letters of Credit and Letter of Credit Rights;

(xii) all Commercial Tort Claims as described on Schedule II hereto;

(xiii) all books and records pertaining to the Article 9 Collateral; and

(xiv) substitutions, replacements, accessions, products and proceeds (including insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) and to the extent not otherwise included, all proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (and the Article 9 Collateral shall not include) (a) any vehicle covered by a certificate of title or ownership, whether now owned or hereafter acquired to the extent the filing of a financing statement cannot perfect a security interest therein, (b) any Equity Interests owned on or acquired after the Closing Date in accordance with the Credit Agreement if, and to the extent that, and for so long as doing so would violate applicable law or regulation or a shareholder agreement or other contractual obligation (in each case, after giving effect to the Anti-Non-Assignment Clauses) binding on such Equity Interests (other than, in the case of shareholder agreements or other contractual obligations, (x) Equity Interests in the Borrower or (y) in the case of any person which is a Wholly-Owned Subsidiary, Equity Interests in such person), (c) any assets to the extent that, and for so long as, such grant of a security interest therein would violate applicable law or regulation or, in the case of assets acquired after the Closing Date, such grant of a security interest therein would violate an enforceable contractual obligation binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets acquired after the Closing Date with Indebtedness of the type permitted pursuant to Section 6.01(i) of the Credit Agreement that is secured by a Permitted Lien) permitted by the Credit Agreement, in each case, after giving effect to the Anti-Non-Assignment Clauses, (d) any Pledgor’s right, title or interest in any license, contract or agreement to which such Pledgor is a party to the extent, but only to the extent, that such a grant would violate the terms of such license, contract or agreement, or result in a breach of the terms of, or constitute a default under, any such license, contract or agreement to which such Pledgor is a party (other than to the extent that any such term would be rendered ineffective pursuant to the Anti-Non-Assignment Clauses or any other applicable law or regulation (including Title 11 of the United States Code) or principles of equity); provided that, immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Pledgor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, (e) any Equipment or other asset owned by any Pledgor that is subject to a purchase money lien or a Capital Lease Obligation, in each case, as permitted by the Credit Agreement, if the contract or other agreement in which such Lien is granted (or the documentation providing for such Capital Lease Obligation) prohibits or requires the consent of any person other than a Pledgor or a Subsidiary of a Pledgor as a condition to the creation of any other security interest on such Equipment or asset and, in each case, such prohibition or requirement is permitted by the Credit Agreement and (f) any Letter of Credit Rights to the extent any Pledgor is required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specified purpose.

(b) Each Pledgor hereby irrevocably authorizes the Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments or continuations thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets” or “all property” or words of similar effect. Each Pledgor agrees to provide such information to the Agent and to execute such financing statements promptly upon request.

The Agent is further authorized to file with the United States Patent and Trademark Office and the United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing, protecting or providing notices of the Security Interest granted by each Pledgor, without the signature of any Pledgor, and naming any Pledgor or the Pledgors as debtors and the Agent as secured party. Notwithstanding anything to the contrary herein, no Pledgor shall be required to take any action under the laws of any jurisdiction other than the United States of America (or any political subdivision thereof) and its territories and possessions for the purpose of perfecting the Security Interest in any Article 9 Collateral of such Pledgor constituting Patents, Trademarks or Copyrights.

(c) The Security Interest is granted as security only and shall not subject the Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.

(d) Notwithstanding anything to the contrary in this Agreement, none of the Pledgors shall be required to enter into control agreements with respect to any Deposit Accounts, Securities Accounts or Commodities Accounts.

SECTION 3.02. Representations and Warranties. The Pledgors jointly and severally represent and warrant to the Agent and the Secured Parties that:

(a) Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Credit Agreement and the Schedules thereto.

(b) The Perfection Certificate has been duly prepared, completed and executed, and the exact legal name of each Pledgor set forth therein is correct and complete as of the Closing Date, and the other information therein is correct and complete in all material respects as of the Closing Date. Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral have been prepared by the Agent based upon the information provided to the Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate (or specified by notice from the Borrower to the Agent after the Closing Date in the case of filings, recordings or registrations required by Section 5.10 of the Credit Agreement), and constitute all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks and United States registered Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Each Pledgor represents and warrants that a fully executed agreement in the form hereof (or a short form hereof which form shall be reasonably acceptable to the Agent) containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to registered United States Patents (and Patents for which registration applications are pending), registered United States Trademarks (and Trademarks for which registration applications are pending) and registered United States Copyrights (and Copyrights for which registration applications are pending) has been delivered to the Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than (x) the Uniform Commercial Code financing statements and (y) such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the Closing Date).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a Uniform Commercial Code financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) subject to Section 3.02(b), a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or a short form hereof) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Permitted Liens.

(d) The Article 9 Collateral is owned by the Pledgors free and clear of any Lien, other than Permitted Liens. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(e) None of the Pledgors holds any Commercial Tort Claim individually in excess of $2,500,000 as of the Closing Date except as indicated on Schedule II.

(f) Except as set forth in the Perfection Certificate, as of the Closing Date, all Accounts owned by the Pledgors have been originated by the Pledgors and all Inventory owned by the Pledgors has been acquired by the Pledgors in the ordinary course of business.

SECTION 3.03. Covenants.

(a) Each Pledgor agrees to comply with Section 5.10(f) of the Credit Agreement. Each Pledgor agrees promptly to provide the Agent with certified organizational documents reflecting any of the changes described in Section 5.10(f) of the Credit Agreement. Each Pledgor agrees promptly to notify the Agent if any material portion of the Article 9 Collateral owned or held by such Pledgor is damaged or destroyed.

(b) Subject to the rights of such Pledgor under the Loan Documents to dispose of Collateral, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Agent, for the benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(c) Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

Without limiting the generality of the foregoing, each Pledgor hereby authorizes the Agent, with prompt notice thereof to the Pledgors, to supplement this Agreement by supplementing Schedule IV or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Patents, Trademarks, Copyright Licenses, Patent Licenses or Trademark Licenses; provided that any Pledgor shall have the right, exercisable within 90 days after it has been notified by the Agent of the specific identification of such Collateral, to advise the Agent in writing of any inaccuracy of the representations and warranties made by such Pledgor hereunder with respect to such Collateral. Each Pledgor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 90 days after the date it has been notified by the Agent of the specific identification of such Collateral.

(d) After the occurrence of an Event of Default and during the continuance thereof, the Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(e) At its option, the Agent may discharge any past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and that is not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the Credit Agreement or this Agreement, and each Pledgor jointly and severally agrees to reimburse the Agent on demand for any reasonable payment made or any reasonable expense incurred by the Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 3.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Agent or any Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(f) Each Pledgor (rather than the Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral and each Pledgor jointly and severally agrees to indemnify and hold harmless the Agent and the Secured Parties from and against any and all liability for such performance.

(g) None of the Pledgors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as expressly permitted by the Credit Agreement. None of the Pledgors shall make or permit to be made any transfer of the Article 9 Collateral and each Pledgor shall remain at all times in possession of the Article 9 Collateral owned by it, except as permitted by the Credit Agreement. Notwithstanding the foregoing, if the Agent shall have notified the Pledgors that an Event of Default under clause (b), (c), (h) or (i) of Section 7.01 of the Credit Agreement shall have occurred and be continuing, and during the continuance thereof, the Pledgors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Article 9 Collateral to the extent requested by the Agent (which notice may be given by telephone if promptly confirmed in writing).

(h) None of the Pledgors will, without the Agent’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices, except as permitted by the Credit Agreement.

(i) Each Pledgor irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required by the Loan Documents or to pay any premium in whole or part relating thereto, the Agent may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Agent reasonably deems advisable. All sums disbursed by the Agent in connection with this Section 3.03(i), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Agent and shall be additional Secured Obligations secured hereby.

SECTION 3.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Agent to enforce, for the benefit of the Secured Parties, the Agent’s security interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. If any Pledgor shall at any time own or acquire any Instruments (other than checks received and processed in the ordinary course of business) or Tangible Chattel Paper evidencing an amount in excess of $5,000,000, such Pledgor shall promptly endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time reasonably request.

(b) Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $5,000,000, such Pledgor shall promptly notify the Agent thereof in a writing signed by such Pledgor, including a summary description of such claim, and grant to the Agent in writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Agent.

SECTION 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral. Except as permitted by the Credit Agreement:

(a) Each Pledgor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent material to the normal conduct of such Pledgor’s business may become prematurely invalidated or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as necessary and sufficient to establish and preserve its rights under applicable patent laws.

(b) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each Trademark material to the normal conduct of such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.

(c) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a material Copyright necessary to the normal conduct of such Pledgor’s business that it publishes, displays and distributes, use copyright notice as required under applicable copyright laws.

(d) Each Pledgor shall notify the Agent promptly if it knows that any Patent, Trademark or Copyright material to the normal conduct of such Pledgor’s business may imminently become abandoned, lost or dedicated to the public, or of any materially adverse determination or development, excluding office actions and similar determinations or developments, in the United States Patent and Trademark Office, United States Copyright Office or any court, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(e) Each Pledgor, either itself or through any agent, employee, licensee or designee, shall (i) give notice to the Agent concurrently with the delivery of financial statements pursuant to Section 5.04(a) of the Credit Agreement of each application by itself, or through any agent, employee, licensee or designee, for any Patent with the United States Patent and Trademark Office and each registration of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office filed during the period since the last notice to the Agent pursuant to this clause, and (ii) upon the reasonable request of the Agent, execute and deliver any and all agreements, instruments, documents and papers as the Agent may reasonably request to evidence the Agent’s security interest in such Patent, Trademark or Copyright; provided that the provisions hereof shall automatically apply to such Patent, Trademark or Copyright and any such Patent, Trademark or Copyright shall automatically constitute Collateral as if such would have constituted Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party.

(f) Each Pledgor shall exercise its reasonable business judgment consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office with respect to maintaining and pursuing each material application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Pledgor’s business and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright that is material to the normal conduct of such Pledgor’s business, including, when applicable and necessary in such Pledgor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Pledgor knows or has reason to know that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the normal conduct of its business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Pledgor shall promptly notify the Agent and shall, if such Pledgor deems it necessary in its reasonable business judgment, promptly sue and recover any and all damages, and take such other actions as are reasonably appropriate under the circumstances.

(h) Upon and during the continuance of an Event of Default, at the request of the Agent, each Pledgor shall use commercially reasonable efforts to obtain all requisite consents or approvals from the licensor under each Copyright License, Patent License or Trademark License to effect the assignment of all such Pledgor’s right, title and interest thereunder to (in the Agent’s sole discretion) the designee of the Agent or the Agent.

ARTICLE IV.

Remedies

SECTION 4.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Pledgor agrees to deliver each item of Collateral to the Agent on demand, and it is agreed that the Agent shall have the right to take any or all of the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained), (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law, (c) foreclose any Mortgage without first foreclosing the security interest herein created over the mortgage note secured by such Mortgage and (d) instead of exercising the power of sale herein conferred upon it, proceed by suits at law or in equity to foreclose the lien granted by any of the Mortgages and sell the Mortgaged Property or any portion thereof under one or more judgments or decrees of a court or courts of competent jurisdiction. Without limiting the generality of the foregoing, each Pledgor agrees that the Agent shall have the right, subject to the requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Agent shall deem appropriate. The Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 4.01 the Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Agent shall give the applicable Pledgors 10 days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Agent’s intention to make any sale of Collateral. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. The Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 4.01, any Secured Party may credit bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Application of Proceeds. Subject to the terms of the First Lien Intercreditor Agreement (if entered into), the Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, in accordance with Section 7.03 of the Credit Agreement.

The Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 4.02.

Upon any sale of Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Agent to exercise rights and remedies under this Agreement at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, each Pledgor hereby grants to (in the Agent’s sole discretion) a designee of the Agent or the Agent, for the benefit of the Secured Parties, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Pledgor) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Pledgor, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, the right to prosecute and maintain all Intellectual Property and the right to sue for past infringement of the Intellectual Property. The use of such license by the Agent may be exercised, at the option of the Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Agent in accordance herewith shall be binding upon the Pledgors notwithstanding any subsequent cure of an Event of Default.

SECTION 4.04. Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Agent if the Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser or a limited number of potential purchasers (as determined by the Agent in its sole and absolute discretion) to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more purchasers were approached. The provisions of this Section 4.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Agent sells.

SECTION 4.05. Registration, etc. Each Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Agent, use its commercially reasonable efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Agent to permit the public sale of such Pledged Collateral. Each Pledgor further agrees to indemnify, defend and hold harmless the Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses to the Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the issuer of such Pledged Collateral by the Agent or any other Secured Party expressly for use therein. Each Pledgor further agrees, upon such written request referred to above, to use its commercially reasonable efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such states as may be reasonably requested by the Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Pledgor will bear all costs and expenses of carrying out its obligations under this Section 4.05. Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 4.05 only and that such failure would not be adequately compensable in damages and, therefore, agrees that its agreements contained in this Section 4.05 may be specifically enforced.

ARTICLE V.

Miscellaneous

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement, as such address may be changed by written notice to the Agent and the Borrower. All communications and notices hereunder to any Loan Party other than the Borrower shall be given to it in care of the Borrower, with such notice to be given as provided in Section 9.01 of the Credit Agreement.

SECTION 5.02. Security Interest Absolute. All rights of the Agent hereunder, the Security Interest, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Secured Obligations or this Agreement (other than a defense of payment or performance).

SECTION 5.03. Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law or regulation, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law or regulation that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law or regulation. Each Pledgor and the Agent, for itself and on behalf of each Secured Party, hereby confirms that it is the intention of all such persons that this Agreement and the pledge and security interest in the Collateral granted under this Agreement not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement and the Security Interest and the security interest in the Pledged Collateral granted hereunder. To effectuate the foregoing intention, the Agent, for itself and on behalf of each Secured Party, and the Pledgors hereby irrevocably agree that the Security Interest and the security interest in the Pledged Collateral granted hereunder at any time shall be limited to the maximum extent as will result in the Security Interest and the security interest in the Pledged Collateral granted under this Agreement not constituting a fraudulent transfer or conveyance.

SECTION 5.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Agent and a counterpart hereof shall have been executed on behalf of the Agent, and thereafter shall be binding upon such party and the Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released by the Agent with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder.

SECTION 5.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor or the Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.

SECTION 5.06. Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Agent shall be entitled to reimbursement of its expenses incurred hereunder by the Pledgors, and the Agent and other indemnitees shall be indemnified by the Pledgors, in each case of this clause (a), mutatis mutandis, as provided in Section 9.05 of the Credit Agreement.

(b) [Reserved].

(c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section 5.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any other Secured Party. All amounts due under this Section 5.06 shall be payable on written demand therefor.

SECTION 5.07. Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Pledgor to notify, Account Debtors to make payment directly to the Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 5.08. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 5.09. Waivers; Amendment.

(a) No failure or delay by the Agent, any L/C Issuer, any Lender or any other Secured Party in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Agent, any L/C Issuer, the Lenders or any other Secured Party hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Agent, any Lender, any L/C Issuer or any other Secured Party may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof or of any other Security Document may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

(c) Notwithstanding anything to the contrary contained herein, the Agent may grant extensions of time for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Pledgors on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items cannot be accomplished by the time or times at which it would otherwise be required by this Agreement or the other Loan Documents.

SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 5.04. Delivery of an executed counterpart to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed original.

SECTION 5.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.14. Jurisdiction; Consent to Service of Process.

(a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any New York State court or federal court of the United States of America sitting, in each case federal or state, in New York City in the Borough of Manhattan, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction, except that each of the Pledgors agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the Pledgors that any other forum would be inconvenient and inappropriate in view of the fact that more of the Lenders who would be affected by any such action or proceeding have contacts with the State of New York than any other jurisdiction), and (b) in any such action or proceeding brought against any Pledgor in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Pledgor from asserting or seeking the same in the New York Courts.

(b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York Court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. By the execution and delivery of this Agreement, each Loan Party submits to the jurisdiction of New York Courts in connection with any suit or proceeding arising out of or relating to this Agreement. To the extent that any Loan Party has or hereafter may acquire any immunity from jurisdiction of any court of (i) any jurisdiction in which it owns or leases property or assets, or (ii) the United States or the State of New York or any political subdivision thereof or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets or this Agreement or any of the other Loan Documents or actions to enforce judgments in respect of any thereof, such Loan Party hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

SECTION 5.15. Termination or Release.

(a) This Agreement, the pledges made herein, the Security Interest and all other security interests granted hereby, and all other Security Documents securing the Secured Obligations, shall automatically terminate and/or be released all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the applicable Pledgors, as of the date when all the Loan Document Obligations (other than contingent indemnification obligations and expense reimbursement claims to the extent no claim thereof has been made) have been paid in full, all Commitments have been terminated and all Letters of Credit under the Credit Agreement have been terminated or expired (excluding such Letters of Credit that have been cash collateralized or backstopped on terms and pursuant to arrangements satisfactory to the L/C Issuer).

(b) A Subsidiary Party shall be automatically released from its obligations hereunder and the security interests in the Collateral of such Subsidiary Party shall be automatically released as set forth in Section 9.18 of the Credit Agreement.

(c) The security interests in the Collateral of any Pledgor shall be automatically released as set forth in Section 9.18 of the Credit Agreement.

(d) Upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement, the security interest in such Collateral shall be automatically released, all without delivery of any instrument or performance of any act by any party.

(e) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 5.15 or any subordination pursuant to Section 8.12 of the Credit Agreement, the Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination, release, or subordination (including, without limitation, UCC termination statements), and, if applicable, will duly assign and transfer to such Pledgor, such of the Pledged Collateral that may be in the possession of the Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. Any execution and delivery of documents pursuant to this Section 5.15 shall be without recourse to or warranty by the Agent or any other Secured Party and subject to the Agent’s receipt, upon request, of a certification by the Borrower and applicable Pledgor stating that such transaction and release are in compliance with the Credit Agreement and the other Loan Documents and as to such other matters as the Agent may reasonably request.

SECTION 5.16. Additional Subsidiaries. Upon execution and delivery by the Agent and any Subsidiary that is required to become a party hereto by Section 5.10 of the Credit Agreement of an instrument in the form of Exhibit I hereto, with such changes as are reasonably agreed by the Borrower and the Agent to reflect provisions of applicable law, such Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Pledgor. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

SECTION 5.17. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Administrative Agent and each L/C Issuer is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, the Administrative Agent or such L/C Issuer to or for the credit or the account of any Pledgor against any and all of the obligations of such Pledgor now or hereafter existing under this Agreement owed to such Lender, the Administrative Agent or such L/C Issuer, irrespective of whether or not such Lender, the Administrative Agent or such L/C Issuer shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender, the Administrative Agent and L/C Issuer under this Section 5.17 are in addition to other rights and remedies (including other rights of set-off) that such Lender, the Administrative Agent and such L/C Issuer may have.

SECTION 5.18. Subject to Intercreditor Agreement. Notwithstanding anything herein to the contrary, from and after the execution and delivery of the First Lien Intercreditor Agreement, (i) the liens and security interests granted to the Agent pursuant to this Agreement will be subject to such First Lien Intercreditor Agreement and (ii) the exercise of any right or remedy by the Agent hereunder will be subject to the limitations and provisions of such First Lien Intercreditor Agreement. In the event of any conflict between the terms of such First Lien Intercreditor Agreement and the terms of this Agreement, the terms of such First Lien Intercreditor Agreement shall govern.

SECTION 5.19. Other First Lien Obligations. On or after the date hereof the Borrower may from time to time designate obligations in respect of Indebtedness expressly permitted by the Credit Agreement to be secured on a pari passu basis with the Secured Obligations as Other First Lien Obligations (as such term is defined in the First Lien Intercreditor Agreement) by delivering to the Agent (a) a certificate signed by a Responsible Officer of the Borrower (i) identifying the obligations so designated and the initial aggregate principal amount or face amount thereof, (ii) stating that such obligations are designated as Other First Lien Obligations for purposes of the First Lien Intercreditor Agreement, (iii) representing that such designation of such obligations as Other First Lien Obligations complies with the terms of the Credit Agreement and (iv) specifying the name and address of the Authorized Representative for such obligations and (b) a fully executed First Lien Intercreditor Agreement or a joinder to the First Lien Intercreditor Agreement (in the form specified in the First Lien Intercreditor Agreement).

SECTION 5.20. Authority of Agent. Each Pledgor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Pledgors, the Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GREAT WOLF INTERMEDIATE HOLDINGS, LLC

By:	/s/ William Robinson
Name:	William Robinson
Title:	Secretary

GREAT WOLF RESORTS, INC.

By:	/s/ William Robinson
Name:	William Robinson
Title:	Secretary

BHMH, LLC
BLUE HARBOR RESORT SHEBOYGAN, LLC
CREATIVE KINGDOMS, LLC
GLGB MANAGER III, LLC
GREAT BEAR LODGE OF WISCONSIN DELLS, LLC
GREAT LAKES SERVICES, LLC
GREAT WOLF CONNECTICUT, LLC
GREAT WOLF FINANCING CORP.
GREAT WOLF LODGE OF CHEHALIS, LLC
GREAT WOLF LODGE OF GEORGIA, LLC
GREAT WOLF LODGE OF GRAPEVINE, LLC
GREAT WOLF LODGE OF KANSAS CITY, LLC
GREAT WOLF LODGE OF PKI, LLC
GREAT WOLF LODGE OF THE CAROLINAS, LLC
GREAT WOLF LODGE OF TRAVERSE CITY, LLC
GREAT WOLF LODGE OF WILLIAMSBURG, LLC
GREAT WOLF TC DEVELOPMENT, LLC
GREAT WOLF WILLIAMSBURG SPE, LLC
GWL KC BEVERAGE, INC.
GWR DEVELOPMENT CONNECTICUT, LLC
GWR GARDEN GROVE, LLC
GWR MICHIGAN, LLC
GWR OP GENERAL PARTNER, LLC
GWR OPERATING PARTNERSHIP L.L.L.P.
MASON FAMILY RESORTS, LLC
NEW KINGDOMS, LLC
PINE BROOK PROPERTIES, LLC
SCOOOPS TENANT, LLC
WILLIAMSBURG LANDLORD PARCEL C, LLC
WILLIAMSBURG LANDLORD PARCEL D, LLC
WILLIAMSBURG MEADOWS, LLC

By:	/s/ William Robinson
Name:	William Robinson
Title:	Secretary

GRAPEVINE BEVERAGE, INC.,

By:	/s/ Jack Bateman
Name:	Jack Bateman
Title:	Secretary, President & Treasurer

GWF CONNECTICUT, LLC

By:	/s/ William Robinson
Name:	William Robinson
Title:	Secretary

Signature Page to Great Wolf Collateral Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By:	/s/ Mary Cay Coyle
Name:	Mary Cay Coyle
Title:	Managing Director

By:	/s/ Michael Winters
Name:	Michael Winters
Title:	Vice President